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                                                                    Exhibit 10.3

                               SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this "Agreement"), dated as of June 23, 2006, is made between AKSYS, LTD., a Delaware corporation ("Debtor"), and the Lenders party (together with any Collateral Agent (as defined below) appointed hereunder, each a "Secured Party" and, collectively, the "Secured Parties") to the Loan Agreement referred to below.

          Debtor and Secured Parties hereby agree as follows:

          Section 1. Definitions; Interpretation.

          (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

          (b) As used in this Agreement, the following terms shall have the following meanings:

          "Collateral" has the meaning set forth in Section 2.

          "Collateral Agent" has the meaning set forth in Section 2(e).

          "Durus" means Durus Life Sciences Master Fund Ltd., a Cayman Islands Exempted Company.

          "Event of Default" has the meaning set forth in Section 8.

          "Loan Agreement" means the Loan Agreement, dated as the date hereof, between Debtor and Secured Parties, as amended, amended and restated, modified, renewed, extended or replaced from time to time.

          "Majority Secured Parties" means at any time Secured Parties holding at least 51% of the then aggregate unpaid principal amount of the Loans plus the unused portion of the Additional Commitment, or, if no such principal amount is then outstanding, Secured Parties having at least 51% of the aggregate Commitments.

          "Obligations" means the indebtedness, liabilities and other obligations of Debtor and any Guarantor to Secured Parties or any Collateral Agent under or in connection with the Loan Agreement, the Notes and the other Loan Documents, including the Loans, all interest accrued thereon, all fees due under the Loan Agreement and all other amounts payable by Debtor to Secured Parties or any Collateral Agent thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Debtor or any Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding.

          "Original Agreement" means that certain Security Agreement dated as of March 31, 2006 entered into between Debtor and Durus.


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          "Partnership and LLC Collateral" has the meaning set forth in Section
5(r).

          "Pledged Collateral" means Debtor's (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any Subsidiaries of Debtor.

          "Pledged Collateral Agreements" means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

          (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

          (d) The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

          Section 2. Security Interest.

          (a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Parties a security interest in all of Debtor's right, title and interest in, to and under the following assets, wherever located and whether now existing or owned or hereafter acquired or arising: all goods, accounts, chattel paper (whether tangible or electronic), software, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles (including intellectual property), payment intangibles, instruments, inventory, investment property, letter-of-credit rights, money, records, and all other personal property and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the "Collateral"). Notwithstanding the foregoing, "Collateral" shall not include any rights or interests in any lease, license, contract, or agreement, as such, if under the terms of such lease, license, contract, or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Secured Parties is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition would be rendered ineffective under the UCC or other applicable law (including the Bankruptcy Code) or principles of equity, (ii) construed so as to limit, impair or otherwise affect Secured Parties' unconditional continuing security interests in and liens upon any rights or interests of Debtor in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract, or agreement (including any accounts), or (iii) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, "Collateral" shall include any portion of such lease, license, contract, or agreement that does not result in such prohibition; and provided, further, that Debtor shall obtain the consents with respect to leases, licenses, contracts and agreements as set forth in the Loan Agreement.

          (b) Debtor hereby acknowledges and agrees for the benefit of Secured Parties that the Original Agreement is amended and restated by this Agreement, without novation, and


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that the Original Agreement, as amended and restated by this Agreement: (i) is and shall continue to be in full force and effect, without offset or counterclaim; (ii) is and shall continue to be valid and enforceable; and (c) is not and shall not be impaired or affected in any respect by the execution and delivery of this Agreement or by the execution and delivery of, or the consummation of the transactions contemplated by, the Loan Documents, the execution of which shall not be deemed a satisfaction, cancellation, or novation of any Obligation of Debtor under the Original Agreement or any other Loan Document (as defined in the Original Agreement). Debtor further acknowledges and agrees that any reference to the "Security Agreement" in the other Loan documents shall mean and be references to the Original Agreement as amended and restated by this Agreement (and as further amended, amended and restated, modified, renewed, extended or replaced from time to time in accordance with the terms hereof). Debtor hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted to any Secured Party as collateral security for the Obligations and acknowledges that all such liens and security interests and all collateral heretofore granted as security for the Obligations under the Original Agreement continues to be and remains collateral for the Obligations from and after the date hereof pursuant to the Original Agreement as amended and restated by this Agreement.

          (c) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any Pledged Collateral Agreements and any other contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Parties or any Collateral Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under any Pledged Collateral Agreements or other such contracts, agreements and other documents, and (iii) neither the Secured Parties nor any Collateral Agent shall have any obligation or liability under any Pledged Collateral Agreements or other such contracts, agreements and other documents by reason of this Agreement, nor shall Secured Parties or any Collateral Agent be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any Pledged Collateral Agreements or other such contract, agreement or other document.

          (d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 18 hereof.

          (e) The Majority Secured Parties may appoint a Secured Party, or an affiliate of a Secured Party, who has proposed itself available for consideration therefor or consented thereto upon nomination by any other Secured Party, to perform the duties and obligations set forth in subsection (f) below (the "Collateral Agent") at any time, and whether before, during or after the occurrence of an Event of Default. Following the appointment of Collateral Agent, and agreement upon any fees and other arrangements required by it, including any indemnification agreement it may require, by the Majority Secured Parties, Collateral Agent's duties and obligations shall commence upon the date specified in the notice of acceptance to be submitted by Collateral Agent. Each Secured Party hereby authorizes Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of Collateral Agent are strictly limited to those expressly provided for herein, and any additional duties and


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obligations expressly agreed upon by Collateral Agent and the Majority Secured
Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Collateral Agent. Nothing in this Agreement shall, or shall be construed to, constitute Collateral Agent a trustee or fiduciary for any Secured Party. In performing its functions and duties hereunder, Collateral Agent shall act solely as the agent of Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Debtor. Notwithstanding anything to the contrary contained herein, Collateral Agent shall not be required to take any action which is contrary to this Agreement or applicable law.

          (f) The duties and obligations of Collateral Agent hereunder shall consist of (i) exercising or refraining from exercising any rights, remedies or powers of Secured Parties under the Loan Documents or under applicable law in respect of the Loans or all or any portion of any Collateral, (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of any Collateral, (iii) making any demands or giving any notices under Loan Documents, (iv) effecting amendments to and granting waivers under the Loan Documents, (v) distributing payments to Secured Parties of amounts paid to it by Debtor under any Loan Documents or received by it in connection with the Collateral, (vi) holding on behalf of Secured Parties any instruments or other possessory Collateral, and (vii) engaging and replacing (in consultation with Secured Parties and with the prior approval of the Majority Secured Parties), instructing and remunerating on behalf of Secured Parties all consultants, experts and other Persons to be engaged by Secured Parties, including legal counsel for Secured Parties, in each case in accordance with the instructions of the Majority Secured Parties.

          (g) Neither Collateral Agent nor any of its directors, officers, employees or agents shall be responsible to any Secured Party for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Collateral Agent shall use the level of care it uses with respect to its own property of a similar nature to assure the safe custody of Collateral in its possession. Beyond the exercise of such level of care to assure the safe custody of Collateral in its possession as Collateral Agent, and the accounting for any monies actually received by Collateral Agent in such capacity, Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges and powers pertaining to the Collateral.

          (h) Each Secured Party's interest in the Collateral shall be on a parity with the interests of all other Secured Parties, and the interest of each Secured Party in the Collateral shall be equal to its Pro Rata Share (except to the extent the Secured Parties agree to any other ratable interest therein). Any Secured Party holding any instruments, certificated investment property or other Collateral hereunder shall do so as agent for and for the ratable benefit of all Secured Parties.

          (i) Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor's right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign


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Corporation entitled to vote; provided that (A) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (B) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation. As used herein, "Controlled Foreign Corporation" shall mean a "controlled foreign corporation" as defined in the Internal Revenue Code.

          (j) Secured Parties agree that, notwithstanding anything to the contrary herein, the security interest granted herein to Secured Parties in and to restricted account No. 1610630624 held at JPMorgan Chase Bank, NA and the cash and cash equivalents held therein (collectively, the "Restricted Account") shall be subject, subordinate and junior in all respects to the liens and security interests granted to JPMorgan Chase Bank, NA in the Restricted Account to secure Debtor's reimbursement obligation as of the date hereof with respect to a letter of credit issued by JPMorgan Chase Bank, NA, for the benefit of Two Lincolnshire Office Venture, LLC in connection with the Company's lease of the premises at Two Marriott Drive, Lincolnshire, Illinois. The subordinations and priorities specified hereinabove with respect to any such Collateral are expressly conditioned upon the nonavoidability and perfection of the lien or security interest of JPMorgan Chase Bank, NA and, if such lien or security interest is not perfected or is avoidable, for any reason, then the subordinations and relative priority agreements provided for herein shall not be effective as to the Restricted Account. Debtor agrees that immediately upon any event or circumstance resulting in the release of the Restricted Account by JPMorgan Chase Bank, NA. (A) to cause such Person to take all action necessary to evidence such release immediately upon the occurrence of such event or circumstance, (B) to furnish to Secured Parties or any Collateral Agent at least ten (10) days prior written notice of any anticipated event or circumstance that would result in the release of the Restricted Account, and (iii) to cooperate with Secured Parties and any Collateral Agent in obtaining control (as defined in the UCC) of the Restricted Account.

          Section 3. Financing Statements and Other Action.

          (a) Debtor hereby authorizes Secured Parties or Collateral Agent to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Parties or any Collateral Agent, and Debtor hereby authorizes Secured Parties or any Collateral Agent to file (with or without Debtor's signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, security agreements relating to intellectual property Collateral, account control agreements, collateral access agreements, landlord waivers and other documents and instruments, in form reasonably satisfactory to Majority Secured Parties or any Collateral Agent, and to take such other action, in each case as any Secured Parties or Collateral Agent may reasonably request, to perfect and continue perfection of, maintain the priority of or provide notice of the security interest of Secured Parties in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Parties or Collateral Agent of (i) any financing statements filed


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prior to the date hereof, and (ii) any financing statements describing the
Collateral as "all assets" or "all personal property".

          (b) Debtor will cooperate with Secured Parties and any Collateral Agent in obtaining control (as defined in the UCC) of Collateral consisting of such deposit accounts, investment property, letter of credit rights and electronic chatter paper as the Majority Secured Parties or any Collateral Agent may request.

          (c) Upon request of the Majority Secured Parties or any Collateral Agent, Debtor will join with Secured Parties or any Collateral Agent in notifying any third party who has possession of any Collateral of Secured Parties' security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Parties; provided, however, this Section 3(c) shall not apply with respect to Collateral consisting of machines used by individuals for the purpose of home healthcare treatments.

          (d) Upon request of the Majority Secured Parties or any Collateral Agent, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Parties or Collateral Agent are the entitlement holder with respect to any Pledged Collateral.

          (e) Upon request of the Majority Secured Parties or any Collateral Agent, Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to the Majority Secured Parties or any Collateral Agent indicating that Secured Parties and any Collateral Agent have a security interest in the chattel paper.

          Section 4. Representations and Warranties. Debtor represents and warrants to Secured Parties that:

          (a) This Agreement creates a security interest which is enforceable against the Collateral in which Debtor now has rights and will create a security interest which is enforceable against the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights; and (ii) Secured Parties have a perfected and first priority security interest in the Collateral, in which Debtor now has rights, and will have a perfected and first priority security interest in the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights, in each case securing the payment and performance of the Obligations.

          (b) Debtor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in
Schedule 1; Debtor's jurisdiction of organization and organizational ID number is set forth in Schedule 1; Debtor's exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1. All trade names and trade styles under which Debtor conducts its business operations as of the date hereof are set forth in Schedule 2, and, except as set forth in Schedule 2, Debtor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a


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merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

          (c) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral or has the right to use the Collateral pursuant to a valid and enforceable license, free from any Lien other than Permitted Liens.

          (d) All of Debtor's United States and foreign patents and patent applications, copyrights (registered and material unregistered), applications for copyright registrations, trademarks, service marks and trade names (registered and material unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

          (e) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Parties.

          (f) Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed in writing to Secured Parties.

          (g) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

          (h) Schedule 3 lists Debtor's ownership interests in each of its Subsidiaries as of the date hereof.

          (i) Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

          (j) Except as disclosed in writing to Secured Parties, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral. Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of Debtor, there exists no violation or default under any Pledged Collateral Agreement by Debtor or the other parties thereto. Debtor has not knowingly waived or released any of its rights under or otherwise consented to a departure from the terms and provisions of any Pledged Collateral Agreement.

          (k) Debtor is not and will not become a lessee under any real property lease or party to any other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral except as disclosed in writing to Secured Parties, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair Debtor's right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property and in such other agreements.


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          Section 5. Covenants. So long as any of the Obligations remain unsatisfied, or Secured Parties shall have any Commitments, Debtor agrees that:

          (a) Debtor shall appear in and defend any action, suit or proceeding which may affect its title to, or right or interest in, any Collateral Agent's or Secured Parties' right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

          (b) Debtor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

          (c) Debtor shall give prompt written notice to Secured Parties (and in any event not later than ten (10) days prior to any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; and (v) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

          (d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies (not Affiliates of Debtor), insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried in accordance with sound business practice by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates, and in any event in amount, adequacy and scope satisfactory to the Board of Directors of Debtor. Insurance on the Collateral shall name the Secured Parties and any Collateral Agent as additional insured and as loss payee. Upon the request of Majority Secured Parties or any Collateral Agent, Debtor shall furnish Secured Parties or any Collateral Agent from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to Secured Parties from time to time upon the request of the Majority Secured Parties or any Collateral Agent a certificate of Debtor's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice (or 10 days' prior written notice in the event of cancellation for non-payment of premium) to Debtor and Secured Parties or any Collateral Agent. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Parties or any Collateral Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection
(d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to Secured Parties or any Collateral Agent. Additionally, Debtor shall in any event promptly give Secured Parties or any Collateral Agent notice of all reports made to insurance companies in


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respect of any claim in excess of $100,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Majority Secured Parties.

          (e) Debtor shall keep accurate and complete books and records with respect to the Collateral, disclosing Secured Parties' security interest hereunder.

          (f) Debtor shall not surrender or lose possession of (other than to any Collateral Agent or any of the Secured Parties), sell, lease, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except as expressly permitted by the Loan Documents.

          (g) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

          (h) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

          (i) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Loan Agreement.

          (j) Upon the request of the Majority Secured Parties or any Collateral Agent, Debtor shall (i) immediately deliver to such Secured Party or Collateral Agent, or their designated agent, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any Pledged Collateral, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) cause certificates to be issued in respect of any uncertificated Pledged Collateral, (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any investment property, chattel paper, documents and letter-of credit rights, as the Majority Secured Parties or Collateral Agent, as the case may be, shall reasonably specify.

          (k) Debtor shall: (i) with such frequency as the Majority Secured Parties or any Collateral Agent may require, furnish to Secured Parties or any Collateral Agent such lists of customers and other information relating to the accounts and other rights to payment as the Majority Secured Parties or any Collateral Agent shall reasonably request; (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Debtor; and (iii) Debtor shall upon


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the request of the Majority Secured Parties or any Collateral Agent (A) at any
time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to Secured Parties or any Collateral Agent or to such other Persons or locations as the Majority Secured Parties or any Collateral Agent shall specify.

          (l) Debtor shall, at such times as the Majority Secured Parties shall reasonably request, prepare and deliver to Secured Parties a report of all inventory, in form and substance satisfactory to the Majority Secured Parties.

          (m) Debtor shall (i) notify Secured Parties or any Collateral Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Parties' Lien thereon; (ii) furnish to Secured Parties or any Collateral Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Majority Secured Parties or any Collateral Agent may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Majority Secured Parties or any Collateral Agent make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

          (n) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or registered or material unregistered copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Parties or any Collateral Agent, as the case may be, thereof and (ii) hereby authorizes Secured Parties or any Collateral Agent, as the case may be, to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto. Debtor shall promptly execute and deliver appropriate documents (in form and substance reasonably satisfactory to the Majority Secured Parties) with respect to any such current or future registered copyrights for recording in the U.S. Copyright Office.

          (o) Without limiting the generality of subsection (n), Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless Debtor provides Secured Parties or any Collateral Agent, as the case may be, with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

          (p) At the request of the Majority Secured Parties or any Collateral Agent, Debtor will obtain from each Person from whom Debtor leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements, as the Majority Secured Parties or such Collateral Agent may require, in form and substance satisfactory to the Majority Secured Parties or such Collateral Agent.


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          (q) Debtor shall give Secured Parties or any Collateral Agent, as the case may be, immediate notice of the acquisition of any instruments or securities, or the establishment of any new deposit account or any new securities account with respect to any Pledged Collateral.

          (r) (i) Debtor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder. (ii) Debtor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited liability and general partnership interests and limited liability company interests of any type or nature ("Partnership and LLC Collateral") to provide specifically at all times that: (A) no Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Parties or any Collateral Agent of any remedy hereunder or under applicable law. Additionally, Debtor agrees that no Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by Debtor in a securities account. (iii) Debtor shall not vote to enable or take any other action to: (A) amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that changes the rights of Debtor with respect to any Partnership and LLC Collateral or other Collateral constituting investment property in a manner adverse to the Secured Parties or that adversely affects the validity, perfection or priority of Secured Parties' security interest therein.

          (s) Debtor shall immediately notify Secured Parties or any Collateral Agent if Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, other than chattel paper arising in the ordinary course of Debtor's business in connection with leases by Debtor to its customers of its inventory, or (iii) any letter-of-credit rights.

          (t) In the event that Debtor acquires rights in any Subsidiary after the date hereof, it shall deliver to Secured Parties and any Collateral Agent a completed supplement to Schedule 3, reflecting such new Subsidiary and Debtor shall comply with the Section 5.02(m) of the Loan Agreement. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Parties shall attach to any such Subsidiary immediately upon Debtor's acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 3 or to comply with Section 5.02(m) of the Loan Agreement.

          Section 6. Rights of Secured Parties.

          (a) Until Secured Parties exercise their rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of the Majority Secured Parties or any Collateral Agent, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for Secured Parties and, in accordance with the Majority Secured Parties' or any Collateral Agent's instructions, remitted to Secured Parties or any Collateral

Agent or deposited to an account of Secured Parties or any Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

          (b) At the request of the Majority Secured Parties or any Collateral Agent, upon the occurrence and during the continuance of any Event of Default, Secured Parties shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Parties and, in accordance with the Majority Secured Parties' or any Collateral Agent's instructions, remitted to Secured Parties or any Collateral Agent or deposited to an account designated by the Majority Secured Parties or any Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and the Majority Secured Parties or any Collateral Agent shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Parties or any Collateral Agent were the absolute owner thereof; provided that Secured Parties or any Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it or them and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

          Section 7. Authorization; Collateral Agent Appointed Attorney-in-Fact. Any Collateral Agent shall have the right to, in the name of Debtor, or in the name of Secured Parties or Collateral Agent or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Collateral Agent (and any of Collateral Agent's officers, employees or agents designated by Collateral Agent) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Parties' security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Collateral Agent or the Majority Secured Parties may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Parties' security interest therein and to accomplish the purposes of this Agreement. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. In the event that a Collateral Agent is not appointed, each Secured Party, acting upon the direction of the Majority Secured Parties, is hereby authorized to exercise the authority set forth in, and act as attorney-in-fact as contemplated by, this Section 7. Collateral Agent and the Secured Parties agree that, except upon and during the continuance of an Event of Default, the power of attorney, or any rights granted to Collateral Agent or any designated Secured Party, pursuant to clauses (ii), (iii) and (iv), shall not be exercised. Debtor hereby ratifies, to the extent permitted by law, all that

Collateral Agent or any such Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

          Section 8. Events of Default. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":

          (a) Any "Event of Default" as defined in the Loan Agreement or in any other Loan Document shall have occurred and be continuing;

          (b) Any material impairment in the value of the Collateral or any impairment of the priority of Secured Parties' Liens hereunder.

          (c) Any levy upon, seizure or attachment of any of the Collateral, the aggregate value of which exceeds $100,000, which shall not have been rescinded or withdrawn.

          (d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to Secured Parties evidence satisfactory to the Majority Secured Parties that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Parties as additional named insureds or loss payees).

          Section 9. Remedies.

          (a) Upon the occurrence and during the continuance of any Event of Default, each Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Loan Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Parties or any Collateral Agent in each case as directed by Majority Secured Parties may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Majority Secured Parties may determine; (ii) Secured Parties or any Collateral Agent in each case as directed by Majority Secured Parties may require Debtor to assemble all or any part of the Collateral and make it available to Secured Parties at any place and time designated by Secured Parties, and may withdraw (or cause to be withdrawn) any and all funds and other Collateral from any deposit accounts or securities accounts; (iii) Secured Parties or any Collateral Agent in each case as directed by Majority Secured Parties may use or transfer any of Debtor's rights and interests in any intellectual property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Majority Secured Parties may determine, (iv) Secured Parties or any Collateral Agent in each case as directed by Majority Secured Parties may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); and (v) Secured Parties or any Collateral Agent, in each case as directed by Majority Secured Parties, may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Majority Secured Parties deem advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Parties. Debtor recognizes that Secured Parties or any Collateral Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Parties or any Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Any Secured Party or any Collateral Agent shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

          (b) For the purpose of enabling Secured Parties to exercise their rights and remedies under this Section 9 or otherwise in connection with this Agreement, effective upon the occurrence and during the continuance of an Event of Default, Debtor hereby grants to Secured Parties and Collateral Agent, if any, an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral to the extent such grant is not prohibited with respect to such intellectual property Collateral.

          (c) Neither Collateral Agent nor any Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. Neither Collateral Agent nor any Secured Party shall have any obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Collateral Agent and the Majority Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Collateral Agent's or any Secured Party's rights against Debtor. Debtor waives any right it may have to require Collateral Agent or any Secured Party to pursue any third Person for any of the Obligations. Collateral Agent and Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Collateral Agent and Secured Parties may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent and Secured Parties may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Parties sell any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Collateral Agent and Secured Parties and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent or Secured Parties may resell the Collateral, and Debtor shall be credited with the proceeds of the sale.

          (d) To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor's repayment of the Obligations shall apply on a "first-in, first-out" basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

          (e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied FIRST, to the payment of the fees, costs and expenses of any Collateral Agent and Secured Parties in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Parties with respect to the Loan Documents (other than principal and interest); and SECOND, to the payment of all other Obligations in the following order unless a specific determination is made by the Majority Lenders with respect thereto (i) FIRST, to any other fees, costs, expenses and other amounts (other than principal and interest) due the Lenders under the Loan Documents; (ii) SECOND, to accrued and unpaid interest due the Lenders; (iii) THIRD, to the outstanding principal amount of the Five Million Closing Date Loan, the Cash Closing Date Loan and the Additional Loans, and (iv) FOURTH, to the outstanding principal amount of the $9.3 Million Closing Date Loan. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

          Section 10. Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require any Collateral Agent or any Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in any Secured Party's or any Collateral Agent's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against any Secured Party or any Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

          Section 11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or, in the case of any Collateral Agent, as specified by Collateral Agent in writing to Debtor and Secured Parties, or, all cases, as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice.

          Section 12. No Waiver; Cumulative Remedies. No failure on the part of any Secured Party or any Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to such Secured Party or Collateral Agent.

          Section 13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, any Secured Party, any Collateral Agent appointed hereunder and their respective successors and assigns. Any Collateral Agent is expressly designated to be a third party beneficiary hereof. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Secured Parties. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of the Secured Parties shall be void. Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, Secured Parties may assign, or grant participations in, all or a portion of their rights and obligations hereunder. Upon any assignment of Secured Parties' rights hereunder, such assignee or assignees shall have, to the extent of such assignment, all rights of Secured Parties hereunder. Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Parties, the rights of Secured Parties set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Parties' rights and remedies under this Agreement to the same extent as if it were an original secured party named herein.

          Section 14. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

          (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

          (b) THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THIS WAIVER BEING A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (c) For purposes of any suit, action or other legal proceeding relating to this Agreement or the other Loan Documents or the enforcement of any provision of this Agreement or the Loan Documents, each party hereto hereby expressly and irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the United States District Court for the Southern District of New York for the purposes of any such suit, action or legal proceeding, including to enforce any settlement, order or award; and agrees that such state and federal courts shall be deemed to be a convenient forum; and waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such court any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that the Loan Documents or the subject matter thereof may not be enforced in or by such court.

          (d) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of New York sitting in the borough of Manhattan or the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

          Section 15. Entire Agreement; Amendment. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto. No amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by the Majority Secured Parties (or any Collateral Agent with the written consent of the Majority Secured Parties) and (in the case of any amendment) the Debtor; provided, however, that without the consent of all Secured Parties, no amendment, waiver or consent shall do any of the following: (i) subject the Secured Parties to any additional obligations; (ii) reduce any amount payable to the Secured Parties hereunder; (iii) postpone any date fixed for any payment in respect of any amount payable to any Secured Parties hereunder; (iv) change the definition of "Majority Secured Parties" or any definition or provision of this Agreement requiring the approval of the Secured Parties or some other specified amount of Secured Parties; or (vi) amend the provisions of this Section 15; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights, duties or obligations of the Collateral Agent under or in respect of this Agreement. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 16. Severability. If any provision of this Agreement shall be prohibited by or invalid under any applicable law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

          Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          Section 18. Termination. Upon payment and performance in full of all Obligations (other than inchoate indemnity obligations and any other obligations which by their terms are to survive the termination of the Loan Documents) and termination of the Commitments, the security interest created under this Agreement shall terminate and each Secured Party and Collateral Agent shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to such Secured Party or Collateral Agent hereunder.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                      DEBTOR:

                                      AKSYS, LTD.


                                      By /s/
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Address:

                                      Two Marriot Drive
                                      Lincolnshire, IL 60069
                                      Attn: ____________________________________
                                      Fax: 847-229-2080

                                      WITH A COPY TO:

                                      Keith S. Crow P.C.
                                      Kirkland & Ellis LLP
                                      200 East Randolph Drive
                                      Chicago, Illinois 60601
                                      Fax: 312-861-2200

                                      SECURED PARTIES:

                                      DURUS LIFE SCIENCES MASTER FUND LTD.


                                      By /s/
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Address:

                                      Durus Life Sciences Master Fund Ltd.
                                      c/o International Fund Services (Ireland)
                                      Ltd.
                                      3rd Floor, Bishops Square
                                      Redmonds Hill
                                      Dublin 2, Ireland
                                      Attention:  Susan Byrne
                                      Fax: (011) 35-31-707-5013

                                      WITH A COPY TO:

                                      Gavin Grover, Esq.
                                      Morrison & Foerster LLP
                                      425 Market Street
                                      San Francisco, California 94105
                                      Fax: 415-269-7522

                                      AND WITH A COPY TO:

                                      Paul N. Roth, Esq.
                                      Schulte, Roth & Zabel
                                      919 Third Avenue
                                      New York, New York 10022
                                      Fax: 212-593-5955

                                   SCHEDULE 1
                            to the Security Agreement

1.   Jurisdiction of Organization

2.   Organizational ID Number

3.   Chief Executive Office and Principal Place of Business

4.   Other locations where Debtor conducts business or Collateral is kept

5.   Deposit Accounts and Security Accounts


                                 Schedule 1-1.

                                   SCHEDULE 2
                            to the Security Agreement

1.   PATENTS AND PATENT APPLICATIONS.

2.   COPYRIGHTS (REGISTERED AND UNREGISTERED) AND COPYRIGHT APPLICATIONS.

3. TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND TRADEMARK, SERVICE MARK AND TRADE NAME APPLICATIONS.


                                 Schedule 2-1.

                                   SCHEDULE 3
                            to the Security Agreement

                              PLEDGED SUBSIDIARIES

          1. Pledged Collateral consisting of interests in each limited liability company that is a subsidiary of Debtor as follows:

   SUBSIDIARY     NUMBER OF UNITS   DATE OF ISSUANCE OF UNITS

          2. Pledged Collateral consisting of interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a subsidiary of Debtor as follows:

                         TYPE OF
                  PARTNERSHIP INTEREST                      NUMBER OF UNITS OR
                     (E.G., GENERAL,     DATE OF ISSUANCE     OTHER OWNERSHIP
   SUBSIDIARY           LIMITED)           OR FORMATION          INTERESTS

          3. Pledged Collateral consisting of capital stock of each corporate subsidiary of Debtor being represented by stock certificates as follows:

                                                       NO. AND CLASS
   SUBSIDIARY     CERTIFICATE NO.   CERTIFICATE DATE     OF SHARES


                                 Schedule 3-1.